Exhibit 15.1

Disclosure of Mine Safety and Health Administration (“MSHA”) Safety Data

Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934 that operate mines regulated under the Mine Act. CEMEX’s U.S. quarry and mining operations are subject to MSHA regulation under the U.S. Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects our U.S. quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

In January 2012, the SEC issued final rules and regulations implementing the mine safety disclosure requirements of Section 1503(a) of the Dodd-Frank Act. Pursuant to those rules and regulations, we have provided the information below for mining operations in the United States only. The Dodd-Frank Act and the implementing rules and regulations thereunder do not apply to mining and quarry operations outside the U.S.

The information in the table below reflects citations and orders MSHA issued to our U.S. subsidiaries during the year ended December 31, 2011. The data was compiled primarily from the data maintained on MSHA’s public website as of April 12, 2012. In evaluating this information, consideration should also be given to factors such as: (i) the number of citations and orders may vary depending on the size and operation of the mine, (ii) the number of citations issued may vary from inspector to inspector and mine to mine, and (iii) citations and orders may be contested and appealed, and in that process, may be reduced in severity and amount, and may be dismissed.

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
1500040	Kosmos Cement Battletown Quarry	1	0	0	0	0	583	0	no	no
3503596	West Salem Aggregate	1	0	0	0	0	1,565	0	no	no
3300161	Cemex Fairborn Cement Plant	2	0	0	0	0	1,024	0	no	no
4000840	Knoxville Cement Plant	5	0	0	0	0	14,632	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
4402341	Eden Quarry	0	0	0	0	0	1,268	0	no	no
800024	Brooksville Quarry	0	0	0	0	0	562	0	no	no
800075	St Catherine Mine	0	0	0	0	0	200	0	no	no
800800	Brooksville Cement Plant	1	0	0	0	0	634	0	no	no
801035	Inglis Quarry	1	0	0	0	0	748	0	no	no
801269	Lake Wales Sand Mine	0	0	0	0	0	100	0	no	no
801271	Davenport Sand Mine	0	0	0	0	0	100	0	no	no
3800127	Deerfield Sand	1	0	0	0	0	262	0	no	no
800046	Miami Cement Plant	3	0	0	0	1	48,576	0	no	no
402763	Cache Creek Quarry	0	0	0	0	0	5,740	0	no	no
401891	Eliot Plant	15	0	4	0	0	50,908	0	no	no
401897	Rockfield Plant	0	0	0	0	0	570	0	no	no
402843	Lapis Plant	1	0	0	0	0	2,947	0	no	no
403623	Red Hill	1	0	0	0	0	2,095	0	no	no
404140	Moorpark Quarry	1	0	0	0	0	685	0	no	no
405216	Lytle Creek Pit	1	0	0	0	0	408	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
800078	Alico Road Quarry	1	0	0	0	0	460	0	no	no
800511	Card Sound Quarry	1	0	0	0	0	200	0	no	no
800519	FEC Quarry	5	0	0	0	0	5,583	0	no	no
800918	S C L Quarry	0	0	0	0	0	100	0	no	no
801015	Krome Quarry	0	0	0	0	0	300	0	no	no
801216	Palmdale Sand Mine	0	0	0	0	0	238	0	no	no
801287	Brooksville South Cement Plant	4	0	0	0	0	9,566	0	no	no
400173	Clayton Plant	10	0	0	0	0	54,489	0	no	no
400281	Victorville Cement Plant	6	0	0	0	0	4,672	0	no	no
401895	Tracy Kerlinger Plant	2	0	0	0	0	3,339	0	no	no
401896	Lemon Cove Plant	1	0	0	0	0	4,974	0	no	no
403871	Mayhew Plant	0	0	0	0	0	100	0	no	no
405701	Black Mountain Quarry	21	0	3	0	0	60,723	0	no	no
2600789	CEMEX - Paiute Pit	8	0	0	0	0	4,436	0	no	no
2602082	CEMEX - Sierra Stone Quarry	4	0	0	0	0	9,620	0	no	no
3503508	Canby Pit	0	0	0	0	0	400	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
4503381	Portable Crusher	0	0	0	0	0	100	0	no	no
4503424	Granite Falls Quarry	0	0	0	0	0	427	0	no	no
4503692	Portable #2	0	0	0	0	0	100	0	no	no
401696	Azusa Quarry	0	0	0	0	0	400	0	no	no
200717	CEMEX - Casa Grande	1	0	0	0	0	762	0	no	no
200722	CEMEX - Hwy 95	0	0	0	0	0	300	0	no	no
200758	Rinker Materials Bullhead	1	0	0	0	0	778	0	no	no
200988	CEMEX - 19th Ave	0	0	0	0	1	2,124	0	no	no
201249	CEMEX - Globe / Bixby	2	0	0	0	0	1,295	0	no	no
202062	CEMEX - Sierra Vista	1	0	0	0	0	969	0	no	no
202355	CEMEX - Maricopa	3	0	0	0	0	1,263	0	no	no
202466	CEMEX - Sheephill Plant	1	0	0	0	0	640	0	no	no
202571	CEMEX - McCormick	0	0	0	0	0	400	0	no	no
202585	CEMEX - APEX	1	0	0	0	0	476	0	no	no
202606	CEMEX - Camp Verde	1	0	0	0	0	1,515	0	no	no
202670	CEMEX - Pima	1	0	0	0	0	2,207	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
202753	CEMEX - West Valley	9	0	0	0	0	3,100	0	no	no
202849	CEMEX - Prescott / Fain	1	0	0	0	0	693	0	no	no
202851	CEMEX - Gray Mountain	1	0	0	0	0	685	0	no	no
202896	CEMEX - Coolidge	0	0	0	0	0	534	0	no	no
2900445	La Luz Pit	1	0	0	0	0	376	0	no	no
2902128	Vado Quarry	4	0	0	0	0	1,908	0	no	no
4100046	Mc Kelligon Canyon	4	0	0	0	0	2,589	0	no	no
4100060	Odessa Cement Plant	8	0	0	0	0	14,839	0	no	no
4101066	McCombs Quarry	0	0	0	0	0	217	0	no	no
4103278	South Quarry	3	0	0	0	0	4,071	0	no	no
4103816	East Loop 375 Sand Plt	0	0	0	0	0	1,089	0	no	no
4104331	Mobile Crusher #1	0	0	0	0	0	100	0	no	no
4100994	Balcones Quarry	0	0	0	0	0	600	0	no	no
4102885	Balcones Plant	2	0	0	0	0	1,494	0	no	no
4104308	West Quarry	3	0	0	0	0	1,549	0	no	no
100016	Demopolis Plant Cemex Inc	2	0	0	0	0	3,347	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
500344	Lyons Cement Plant Cemex Inc	31	2	0	0	1	498,140	0	no	no
1504469	KOSMOS Cement Co.	7	1	0	0	0	67,271	0	no	no
0900053	Clinchfield Plant	8	0	0	0	0	39,439	0	no	no
0100578	Donnell Pit*	0	0	0	0	0	6,200	0	no	no
0103130	B & R Sand & Gravel*	0	0	0	0	0	300	0	no	no
0103359	Tuscaloosa Sand*	1	0	0	0	0	363	0	no	no
0801384	Mossy Head West*	0	0	0	0	0	300	0	no	no
0103302	Sardine South Pit #505*	0	0	0	0	0	300	0	no	no
0103290	Reed Pit #509*	2	0	0	0	0	538	0	no	no

*	Sites acquired by our U.S. subsidiaries effective August 1, 2011 as part of our U.S. subsidiaries purchase of the outstanding membership interest in Ready Mix USA, LLC. This data represents citations, orders, violations, assessments, etc. for the reporting period, including the period before the foregoing transaction.

(1)	MSHA assigns an identification number to each mine or operation and may or may not assign a separate identification number to related facilities. The information provided in this table is presented by mine identification number.

(2)	Represents the total number of citations issued by MSHA for violation of health or safety standards that could significantly and substantially contribute to a serious injury if left unabated.

(3)	Represents the total number of orders issued, which represents a failure to abate a citation under section 104(a) within the period prescribed by MSHA. This results in an order of immediate withdrawal from the area of the mine affected by the condition until MSHA determines that the violation has been abated.

(4)	Represents the total number of citation and orders issued by MSHA for unwarrantable failure to comply with mandatory health or safety standards.

(5)	Represents the total number of flagrant violations identified.

(6)	Represents the total number of imminent danger orders issued under section 107(a) of the Mine Act.

(7)	Amounts represent the total dollar value of proposed assessments received from MSHA and do not necessarily relate to the citations or orders issued by MSHA. during the period, or to the pending legal actions reported below.

The table below sets forth the total number of reportable legal actions for the twelve months ended December 31, 2011.

Mine ID Number	Mine or Operating Name	Legal Actions Pending as of Last Day of Period (December 31, 2011) (#)(8)						Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
		Contests of Citations / Orders	Contests of Proposed Penalties	Complaints for Compensation	Complaints of Discharge / Discrimination / Interference	Application for Temporary Relief	Appeals to FMSHRC
4000840	Knoxville Cement Plant	63	63	0	0	0	0	8	6
4402341	Eden Quarry	3	3	0	0	0	0	3	0
800024	Brooksville Quarry	0	0	0	0	0	0	0	1
800075	St Catherine Mine	0	0	0	0	0	0	0	3
800750	Center Hill Mine	1	1	0	0	0	0	0	0
801035	Inglis Quarry	1	1	0	0	0	0	1	1
801271	Davenport Sand Mine	0	0	0	0	0	0	0	8
900912	Union Sand Mine	0	0	0	0	0	0	0	1
800046	Miami Cement Plant	57	57	0	0	0	0	11	149
401891	Eliot Plant	7	7	0	0	0	0	6	0
401897	Rockfield Plant	0	0	0	0	0	0	0	2
800078	Alico Road Quarry	10	10	0	0	0	0	1	0
800511	Card Sound Quarry	1	1	0	0	0	0	0	0
800519	FEC Quarry	10	10	0	0	0	0	7	5

800918	S C L Quarry	1	1	0	0	0	0	0	0
801015	Krome Quarry	1	1	0	0	0	0	1	2
801216	Palmdale Sand Mine	2	2	0	0	0	0	0	0
801287	Brooksville South Cement Plant	14	14	0	0	0	0	3	4
400173	Clayton Plant	19	19	0	0	0	0	19	0
400281	Victorville Cement Plant	1	1	0	0	0	0	1	1
401895	Tracy Kerlinger Plant	0	0	0	0	0	0	0	2
401896	Lemon Cove Plant	3	3	0	0	0	0	1	0
405701	Black Mountain Quarry	71	71	0	0	0	0	41	57
2600789	CEMEX - Paiute Pit	0	0	0	0	0	0	0	3
2602082	CEMEX - Sierra Stone Quarry	3	3	0	0	0	0	3	1
4503424	Granite Falls Quarry	2	2	0	0	0	0	0	0
200722	CEMEX - Hwy 95	0	0	0	0	0	0	0	1
200988	CEMEX - 19th Ave	0	0	0	0	0	0	0	2
4100046	Mc Kelligon Canyon	13	13	0	0	0	0	0	0
4100060	Odessa Cement Plant	16	16	0	0	0	0	7	2
4101066	McCombs Quarry	0	1	0	0	0	0	1	1
4103278	South Quarry	1	1	0	0	0	0	1	0
4100994	Balcones Quarry	0	0	0	0	0	0	0	3
4102885	Balcones Plant	0	0	0	0	0	0	0	14

500344	Lyons Cement Plant Cemex Inc	58	58	0	0	0	0	58	13
1504469	KOSMOS Cement Co.	6	6	0	0	0	0	6	3
0900053	Clinchfield Plant	3	3	0	0	0	0	1	8
0100578	Donnell Pit*	13	13	0	0	0	0	13	1

(8)	Pending legal actions before the Federal Mine Safety and Health Review Commission (the “Commission”) as required to be reported by Section 1503(a)(3) of the Act.

The following provides additional information regarding the types or categories of proceedings that may be brought before the commission.

A	Contest Proceedings - a contest proceeding may be filed with the Commission by an operator to challenge the issuance of a citation or order issued by MSHA;

B	Civil Penalty Proceedings - a civil penalty proceeding may be filed with the Commission by an operator to challenge a civil penalty MSHA has proposed for a violation contained in a citation or order;

C	Compensation Proceedings - a compensation proceeding may be filed with the Commission by miners entitled to compensation when a mine is closed by certain closure orders issued by MSHA. The purpose of the proceeding is to determine the amount of compensation if any, due to miners idled by the orders.

D

(i)	Discrimination Proceedings - a discrimination proceeding involves a miner’s allegation that he or she has suffered adverse employment action because he or she engaged in activity protected under the Mine Act, such as making a safety complaint;

(ii)	Temporary Reinstatement Proceedings - a temporary reinstatement proceeding involves cases in which a miner has filed a complaint with MSHA stating that he or she has suffered discrimination and the miner has lost his or her position; and

E	Applications for Temporary Relief-applications for temporary relief of any order issued under Section 104

F	Appeals of judges’ decisions or orders to the FMSHRC